POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS, that the undersigned, a director and/or officer of Bank of Hawaii Corporation, a Delaware corporation (the
Company) does hereby nominate, constitute and appoint Terry T. Sasamura and Shari A. Sakami signing singly, as his or her true and lawful attorneys and agents to:

(1) execute for and on behalf of the undersigned, in his or her individual capacity or in a fiduciary or any other capacity, Forms 3, 4 and 5 or to any amendment thereto, or any form or forms adopted by the United States Securities and Exchange Commission (the "Commission") in lieu thereof or in addition thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 and timely file such form with the Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with Respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of April 2005.


						   /s/ Neal C. Hocklander
					         ____________________________
						   Neal C. Hocklander